SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2008

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 N. Barranca Ave. #810
West Covina, CA 91791
(Address of Principal Executive Offices)

(626) 839-9116
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Ever-Glory International Group, Inc. (the “Company”) may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. As used in this report, the terms “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-1 declared effective by the SEC on November 13, 2007) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of the events referred to in these risk factors materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

            Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Ever-Glory” or the “Registrant” refer to Ever-Glory International Group, Inc., a Florida corporation.

Item 1.01 Entry into a Material Definitive Agreement

Strategic Investment in La Chapelle

On January 9, 2008, Goldenway Nanjing Garment Company Limited (“Goldenway”), a PRC company and wholly-owned subsidiary of Ever-Glory International Group, Inc. (OTCBB: EVGY), a Florida corporation (the “Registrant” or “Ever-Glory”) entered into a Capital Contribution Agreement (“Capital Contribution Agreement”) with Shanghai La Chapelle Garment and Accessories Company Limited (“La Chapelle”), a Shanghai-based garment maker, and several shareholders of La Chapelle. Under the terms of the Capital Contribution Agreement, Goldenway agreed to invest RMB 10 million (approximately USD $1.35 million) in La Chapelle for a 10% stake in La Chapelle.

Prior to the Capital Contribution Agreement, the capital of La Chapelle registered with the PRC business administration authorities amounted to RMB 4.5 million, consisting of RMB 3.69 million invested by Xing Jiaxing accounting for 82% of its total registered capital, RMB 0.405 million invested by Wu Jinying accounting for 9% of its total registered capital, and RMB 0.405 million invested by Zhang Danling accounting for 9% of its total registered capital. As a result of the investment under the Capital Contribution Agreement, these three shareholders will retain a 60% stake in La Chapelle, and two new investors (including Goldenway) will acquire a 40% stake. Of the 40% stake, Goldenway will hold 10%, and 30% will be held by Wuxi Xin Bao Lian Investment Company Limited (“Wuxi Xin Bao”), a strategic investor. As a result of this capital contribution, the total registered capital of La Chapelle will increase from RMB 4.5 million to RMB 7.5 million.

The total investment amount by Goldenway and Wuxi Xin Bao will amount to RMB $40 million in cash (approximately USD $5.41 million). Goldenway and Wuxi Xin Bao will each have the right to designate one director on La Chapelle’s five-member board of directors.

La Chapelle agreed that it shall meet the quantitative conditions that are required in order to list its shares as national Class A Shares or Class B Shares in China by December 31, 2010, and if it does not satisfy this criteria, Goldenway and Wuxi Xin Bao will have the right to sell their shares in La Chapelle to the founding shareholders of La Chapelle for a purchase price of not less than the original purchase price of the shares plus 10% interest per annum.

La Chapelle also agreed to meet certain audited net income targets of at least RMB 20 million in 2008 and RMB 30 million in 2009. In the event La Chapelle’s actual audited net income falls below 90% of either of these targets, the overall equity interest of Goldenway and Wuxi Xin Bao shall, in each instance, be increased proportionally in accordance with a formula set forth in the Capital Contribution Agreement (a copy of which is attached as an Exhibit to this Form 8-K).

Joint Venture with Shanghai La Chapelle Garmet and Accessories Company

Also on January 9, 2008, concurrently with Goldenway’s investment, Goldway entered into a Joint Venture Establishment Agreement with Shanghai La Chapelle Garment and Accessories Company Limited, to form a joint venture to develop, promote and market a new line of women’s wear in China commonly referred to as “LA GO GO”. The joint venture will be in the form of a jointly owned PRC-based company to be registered as “Shanghai LA GO GO Fashion Company Limited.”

Goldenway agreed to initially invest RMB 6 million (USD $0.8 million), and La Chapelle agreed to invest RMB 4 million (USD $0.54 million), for a 60% and 40% stake, respectively, in the joint venture.

The business objective of the joint venture is to establish a leading brand of ladies’ garments for the mainland Chinese market. The scope of the business of the joint venture includes all activities relating to the development of the “LA GO GO” brand, including marketing and branding activities, design, production, and sales. In connection with the establishment of the joint venture, La Chapelle transferred all of its rights and ownership in the “LA GO GO” brand name (including any related brand names) to the joint venture. The joint venture plans to select and engage at least twenty seasoned retailers in Shanghai, Chengdu, Nanjing, Suzhou, Beijing, and Tianjin to exclusively carry and sell the LA GO GO line of women’s clothing for 2008.

The parties agreed that La Chapelle will be primarily responsible for appointing design and sales teams, while Goldenway shall be responsible for appointing accounting and financial managers and supervisors in charge of production. In addition, the parties agreed to jointly appoint personnel in charge of procurement and logistics.

The joint venture agreement contains restrictions on the ability of each joint venture partner to transfer its equity interest in the joint venture, and provides for a right of first refusal to acquire shares of the other partner in the event of an approved transfer of interests. The parties agreed that future capital contributions would be made on a pro rata basis accordance with the 60-40 split unless otherwise approved by the parties or if one party fails to make additional contributions. The parties agreed each party shall at all times maintain a minimum 30% interest in the joint venture.

Exhibit Number	Description
99.1	Capital Contribution Agreement

99.2	Joint Venture Establishment Agreement

99.3	Press Release dated January 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Dated: January 15, 2008	By:	/s/ Kang Yi-hua
Kang Yi-hua
Chief Executive Officer